Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2012 Results
and Increases Quarterly Dividend on Common Stock by 10%

Financial and Business Highlights

•                  Cogent approves payment of a quarterly dividend of $0.11 per common share to be paid on December 12, 2012 to shareholders of record on November 21, 2012

•                  The fourth quarter 2012 dividend represents an increase of 10% from the third quarter 2012 dividend of $0.10 per share that was paid on September 12, 2012

•                  Service revenue for Q3 2012 of $79.7 million — an increase of 2.4% from $77.8 million for Q2 2012 and an increase of 2.8% on a constant currency basis

•                  Foreign exchange negatively impacted revenue growth from Q2 2012 to Q3 2012 by $0.4 million

•                  Traffic increased by 17% from Q2 2012 to Q3 2012 and traffic increased by 28% from Q3 2011 to Q3 2012

•                  EBITDA, as adjusted, was $26.2 million for Q3 2012 — an increase of 3.3% from $25.3 million for Q2 2012

•                  EBITDA, as adjusted margin was 32.9% for Q3 2012 and 32.6% for Q2 2012

•                  33,582 customer connections were on the Cogent network at the end of Q3 2012 - an increase of 4.7% from 32,066 customer connections at the end of Q2 2012

[WASHINGTON, D.C. November 6, 2012] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced service revenue of $79.7 million for the three months ended September 30, 2012, an increase of 2.4% from $77.8 million for the three months ended June 30, 2012 and an increase of 3.0% from $77.4 million for the three months ended September 30, 2011.  The impact of foreign exchange negatively impacted service revenue growth from Q2 2012 to Q3 2012 by $0.4 million and negatively impacted service revenue growth from Q3 2011 to Q3 2012 by $2.2 million.  Additionally, the loss of a Cogent customer in January 2012 who represented approximately 5.5% of service revenue for Q3 2011 and 2011, negatively impacted service revenue growth from Q3 2011 to Q3 2012.  On a constant currency basis service revenue grew by 2.8% from Q2 2012 to Q3 2012.  On a constant currency basis and excluding the impact of the loss of the Cogent customer, service revenue increased by 11.9% from Q3 2011 to Q3 2012.

On-net revenue was $58.1 million for the three months ended September 30, 2012, an increase of 1.4% from $57.3 million for the three months ended June 30, 2012.  On-net revenue was $58.7 million for the three months ended September 30, 2011. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities.

Off-net revenue was $20.9 million for the three months ended September 30, 2012, an increase of 5.3% over $19.9 million for the three months ended June 30, 2012 and an increase of 16.4% over $18.0 million for the three months ended September 30, 2011. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network.

Non-core revenue was $0.6 million for the three months ended September 30, 2012, $0.6 million for the three months ended June 30, 2012 and $0.7 million for the three months ended September 30, 2011.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 1.1% to $43.3 million for the three months ended September 30, 2012 from $42.8 million for the three months ended June 30, 2012.  Gross profit, excluding equity-based compensation expense, was $43.9 million for the three months ended September 30, 2011.   Gross profit margin, excluding equity-based compensation expense, was 54.3% for the three months ended September 30, 2012, 55.0% for the three months ended June 30, 2012, and 56.7% for the three months ended September 30, 2011.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased 3.3% to $26.2 million for the three months ended September 30, 2012 from $25.3 million for the three months ended June 30, 2012 and decreased 1.9% from $26.7 million for the three months ended September 30, 2011.   EBITDA, as adjusted, margin was 32.9% for the three months ended September 30, 2012, 32.6% for the three months ended June 30, 2012, and 34.5% for the three months ended September 30, 2011.

Basic and diluted net (loss) income per share was $(0.00) for the three months ended September 30, 2012, $(0.04) for the three months ended June 30, 2012 and $0.01 for the three months ended September 30, 2011.

Total customer connections increased 4.7% to 33,582 as of September 30, 2012 from 32,066 as of June 30, 2012 and increased 15.9% from 28,983 as of September 30, 2011. On-net customer connections increased 5.0% to 28,839 as of September 30, 2012 from 27,471 as of June 30, 2012 and increased 17.5% from 24,535 as of September 30, 2011.  Off-net customer connections increased 3.9% to 4,258 as of September 30, 2012 from 4,100 as of June 30, 2012 and increased 10.2% from 3,864 as of September 30, 2011.  Non-core customer connections were 485 as of September 30, 2012, 495 as of June 30, 2012 and 584 as of September 30, 2011.

The number of on-net buildings increased by 33 on-net buildings to 1,832 on-net buildings as of September 30, 2012 from 1,799 on-net buildings as of June 30, 2012, and increased by 125 on-net buildings from 1,707 on-net buildings as of September 30, 2011.

Quarterly Dividend Payment Approved and Increased

On November 5, 2012, Cogent’s board approved a payment of a dividend of $0.11 per common share payable on December 12, 2012 to shareholders of record on November 21, 2012.

The payment of any future quarterly dividends will be at the discretion of the board and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the board.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 9:00 a.m. (ET) on November 6, 2012 to discuss Cogent’s operating results for the third quarter of 2012 and Cogent’s expectations for full year 2012 and full year 2013.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at

www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 180 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$56,772	$58,016	$58,697	$59,528	$56,750	$57,321	$58,138
% Change from previous Qtr.	5.9%	2.2%	1.2%	1.4%	-4.7%	1.0%	1.4%
Off-Net revenue	$15,951	$16,786	$17,968	$18,935	$19,501	$19,868	$20,912
% Change from previous Qtr.	5.6%	5.2%	7.0%	5.4%	3.0%	1.9%	5.3%
Non-Core revenue (1)	$737	$778	$702	$630	$637	$628	$606
% Change from previous Qtr.	-3.2%	5.6%	-9.8%	-10.3%	1.1%	-1.4%	-3.5%
Service revenue — total	$73,460	$75,580	$77,367	$79,093	$76,888	$77,817	$79,656
% Change from previous Qtr.	5.8%	2.9%	2.4%	2.2%	-2.8%	1.2%	2.4%
Network operations expenses (2)	$31,633	$33,123	$33,497	$33,400	$34,255	$34,994	$36,375
% Change from previous Qtr.	2.2%	4.7%	1.1%	-0.3%	2.6%	2.2%	3.9%
Gross profit (2)	$41,827	$42,457	$43,870	$45,693	$42,633	$42,823	$43,281
% Change from previous Qtr.	8.6%	1.5%	3.3%	4.2%	-6.7%	0.4%	1.1%
Gross profit margin (2)	56.9%	56.2%	56.7%	57.8%	55.4%	55.0%	54.3%
Selling, general and administrative expenses (3)	$17,582	$17,045	$17,202	$17,884	$20,188	$17,496	$17,109
% Change from previous Qtr.	10.1%	-3.1%	0.9%	4.0%	12.9%	-13.3%	-2.2%
Depreciation and amortization expense	$14,791	$14,734	$15,188	$15,222	$15,239	$15,503	$15,610
% Change from previous Qtr.	-0.2%	-0.4%	3.1%	0.2%	0.1%	1.7%	0.7%
Equity-based compensation expense	$2,096	$2,007	$1,904	$1,688	$1,238	$2,023	$2,530
% Change from previous Qtr.	11.7%	-4.2%	-5.1%	-11.3%	-26.7%	63.4%	25.1%
Operating income	$7,358	$8,671	$9,576	$10,899	$5,968	$7,801	$8,032
% Change from previous Qtr.	25.5%	17.8%	10.4%	13.8%	-45.2%	30.7%	3.0%
EBITDA, as adjusted (4)	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338	$26,171
% Change from previous Qtr.	7.4%	4.8%	4.9%	4.4%	-19.0%	12.3%	3.3%
EBITDA, as adjusted margin (4)	33.0%	33.6%	34.5%	35.2%	29.3%	32.6%	32.9%
Net (loss) income	$(278)	$2,115	$281	$5,424	$(2,090)	$(1,791)	$(94)
% Change from previous Qtr.	-110.8%	860.8%	-86.7%	1,830.2%	-138.5%	14.3%	-94.8%
Basic and diluted net (loss) income per common share	$(0.01)	$0.05	$0.01	$0.12	$(0.05)	$(0.04)	$(0.00)
% Change from previous Qtr.	-116.7%	600.0%	-80.0%	1,100%	-141.7%	20.0%	-100.0%
Weighted average common shares — basic	44,731,858	45,021,507	45,080,859	45,044,733	45,241,418	45,313,804	45,377,732
% Change from previous Qtr.	0.2%	0.6%	0.1%	-0.1%	0.4%	0.2%	0.1%
Weighted average common shares — diluted	44,731,858	45,548,725	45,559,972	45,582,580	45,241,418	45,313,804	45,377,732
% Change from previous Qtr.	-0.6%	1.8%	—%	—%	-0.7%	0.2%	0.1%
Cash provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471	$15,489
% Change from previous Qtr.	-38.7%	42.2%	-17.0%	71.7%	-53.5%	53.5%	-20.5%
Capital expenditures	$12,842	$13,153	$9,437	$10,424	$12,289	$10,575	$11,187
% Change from previous Qtr.	9.6%	2.4%	-28.3%	10.5%	17.9%	-13.9%	5.8%
Customer Connections — end of period
On-Net	21,878	23,360	24,535	25,518	26,246	27,471	28,839
% Change from previous Qtr.	4.8%	6.8%	5.0%	4.0%	2.9%	4.7%	5.0%
Off-Net	3,642	3,759	3,864	3,915	3,962	4,100	4,258
% Change from previous Qtr.	3.3%	3.2%	2.8%	1.3%	1.2%	3.5%	3.9%
Non-Core (1)	625	605	584	565	549	495	485
% Change from previous Qtr.	-3.5%	-3.2%	-3.5%	-3.3%	-2.8%	-9.8%	-2.0%
Total	26,145	27,724	28,983	29,998	30,757	32,066	33,582
% Change from previous Qtr.	4.4%	6.0%	4.5%	3.5%	2.5%	4.3%	4.7%
Other — end of period
Buildings On-Net	1,609	1,669	1,707	1,744	1,769	1,799	1,832
Employees	569	584	607	639	612	613	621

(1)   Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)   Excludes equity-based compensation expense of $140, $126, $122, $122, $83, $118 and $166 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

(3)   Excludes equity-based compensation expense of $1,956, $1,881, $1,782, $1,566, $1,155, $1,905 and $2,364 in the three months ended March 31, 2011, June 30, 2011, September 30, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

(4)   See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $40, $112, $11, and $(1) in the three months ended March 31, 2011, December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, equity-based compensation expense and depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Q2 2012	Q3 2012
Cash flows provided by operating activities	$13,468	$19,154	$15,898	$27,293	$12,686	$19,471	$15,489
Changes in operating assets and liabilities	4,483	(1,708)	2,890	(3,558)	3,053	(2,252)	3,965
Cash interest expense and income tax expense	6,294	7,966	7,880	4,074	6,706	8,108	6,718
Gains (losses) on asset related transactions	2	—	—	40	112	11	(1)
EBITDA, as adjusted	$24,247	$25,412	$26,668	$27,849	$22,557	$25,338	$26,171

Impact of foreign currencies (“constant currency” impact) on sequential quarterly service revenue

($ in 000’s) — unaudited	Q3 2012
Service revenue, as reported — Q3 2012	$79,656
Impact of foreign currencies on service revenue	353
Service revenue - Q3 2012, as adjusted (1)	$80,009
Service revenue, as reported — Q2 2012	$77,817
Constant currency increase from Q2 2012 to Q3 2012 - (Service revenue, as adjusted for Q3 2012 less service revenue, as reported for Q2 2012)	$2,192
Percent increase (Increase from Q2 2012 to Q3 2012 divided by service revenue, as reported for Q2 2012)	2.8%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2012 at the average foreign currency exchange rates for the three months ended June 30, 2012. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) and Cogent customer loss on quarterly service revenue

($ in 000’s) — unaudited	Q3 2012
Service revenue, as reported — Q3 2012	$79,656
Impact of foreign currencies on service revenue	2,186
Service revenue - Q3 2012, as adjusted (2)	$81,842
Service revenue, as reported — Q3 2011	$77,367
Service revenue from Cogent customer — Q3 2011 (3)	(4,198)
Service revenue, as adjusted — Q3 2011	$73,169
Constant currency and customer adjusted increase from Q3 2011 to Q3 2012 - (Service revenue, as adjusted for Q3 2012 less service revenue, as adjusted for Q3 2011)	$8,673
Percent increase (Increase from Q3 2011 to Q3 2012 divided by service revenue, as adjusted for Q3 2011)	11.9%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2012 at the average foreign currency exchange rates for the three months ended September 30, 2011. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

(3)         In January 2012, the Company’s largest (on-net and net-centric) customer was indicted by the U.S. government and as a result the Company’s on-net service to this customer and the associated revenue terminated in January 2012.  This customer accounted for approximately 5.5% of each of the Company’s 2011 and third quarter 2011 revenues.  The loss of this net-centric customer negatively impacted the Company’s revenue growth rate from the third quarter of 2011 to the third quarter of 2012.

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$232,064	$238,207
Accounts receivable, net of allowance for doubtful accounts of $2,822 and $3,345 respectively	27,980	25,029
Prepaid expenses and other current assets	11,025	10,051
Total current assets	271,069	273,287
Property and equipment, net	306,635	307,978
Deposits and other assets - $456 and $457 restricted, respectively	15,181	16,386
Total assets	$592,885	$597,651

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,880	$14,199
Accrued liabilities	20,807	21,944
Current maturities, capital lease obligations	7,415	11,700
Total current liabilities	42,102	47,843
Senior secured notes	175,000	175,000
Capital lease obligations, net of current maturities	123,919	122,996
Convertible senior notes, net of discount of $11,010 and $15,366 respectively	80,968	76,612
Other long term liabilities	9,913	11,199
Total liabilities	431,902	433,650
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,161,167 and 45,893,347 shares issued and outstanding, respectively	47	46
Additional paid-in capital	494,458	489,021
Accumulated other comprehensive income — foreign currency translation	(526)	(582)
Accumulated deficit	(332,996)	(324,484)
Total stockholders’ equity	160,983	164,001
Total liabilities and stockholders’ equity	$592,885	$597,651

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011
	(Unaudited)	(Unaudited)
Service revenue	$79,656	$77,367
Operating expenses:
Network operations (including $166 and $122 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	36,541	33,619
Selling, general, and administrative (including $2,364 and $1,782 of equity-based compensation expense, respectively)	19,473	18,984
Depreciation and amortization	15,610	15,188
Total operating expenses	71,624	67,791
Operating income	8,032	9,576
Interest income and other, net	397	81
Interest expense	(9,015)	(8,953)
(Loss) income before income taxes	(586)	704
Income tax benefit (provision)	492	(423)
Net (loss) income	$(94)	$281

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.00)	$0.01

Dividends declared per common share	$0.10	—

Weighted-average common shares - basic	45,377,732	45,080,859

Weighted-average common shares - diluted	45,377,732	45,559,972

Comprehensive income (loss)	$1,407	$(3,037)

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
	(Unaudited)	(Unaudited)
Service revenue	$234,360	$226,406
Operating expenses:
Network operations (including $367 and $388 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	105,992	98,638
Selling, general, and administrative (including $5,425 and $5,619 of equity-based compensation expense, respectively)	60,217	57,450
Depreciation and amortization	46,353	44,714
Total operating expenses	212,562	200,802
Operating income	21,798	25,604
Interest income and other, net	926	610
Release of lease obligation	—	2,739
Interest expense	(26,998)	(25,673)
(Loss) income before income taxes	(4,274)	3,280
Income tax benefit (provision)	299	(1,162)
Net (loss) income	$(3,975)	$2,118

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.09)	$0.05

Dividends declared per common share	$0.10	—

Weighted-average common shares - basic	45,411,958	45,100,004

Weighted-average common shares - diluted	45,411,958	45,669,751

Comprehensive (loss) income	$(3,919)	$2,630

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011
(IN THOUSANDS)

	Nine months Ended September 30, 2012	Nine months Ended September 30, 2011
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$47,646	$48,521
Cash flows from investing activities:
Purchases of property and equipment	(34,051)	(35,432)
Proceeds from dispositions of assets	120	2
Net cash used in investing activities	(33,931)	(35,430)
Cash flows from financing activities:
Proceeds from issuance of senior secured notes, net	—	170,512
Purchases of common stock	(1,265)	(2,934)
Dividends paid	(4,537)	—
Proceeds from exercises of stock options	330	371
Principal payments of capital lease obligations	(14,433)	(13,469)
Net cash (used in) provided by financing activities	(19,905)	154,480
Effect of exchange rates changes on cash	47	197
Net (decrease) increase in cash and cash equivalents	(6,143)	167,768
Cash and cash equivalents, beginning of period	238,207	56,283
Cash and cash equivalents, end of period	$232,064	$224,051

Supplemental disclosure of non-cash financing activities:
Capital lease obligations incurred	$9,953	$36,102

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended September 30, 2012 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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